EXHIBIT 10.3

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

AGREEMENT made as of the 23rd day of September, 2003, between BENTHOS, INC. a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 (the “Company”) and SAMUEL O. RAYMOND, of One Point De Chene Avenue, Rockport, Massachusetts 01966 (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive are parties to a certain Employment Agreement, dated September 24, 1990, as amended on November 30, 1993, December 16, 1996 and January 24, 1997 (the “Employment Agreement”); and

WHEREAS, in connection with the Employment Agreement, Benthos and the Executive entered into a certain Collateral Assignment Split-Dollar Life Insurance Agreement, effective as of December 17, 1996 (the “Split-Dollar Agreement”); and

WHEREAS, the Split-Dollar Agreement was terminated pursuant to a certain Agreement, dated July 24, 2003, among the Company, the Executive and Nixie Raymond, Trustee of the Samuel O. Raymond 1996 Irrevocable Insurance Trust, the owner of the life insurance policy that was governed by the Split-Dollar Agreement; and

WHEREAS, the Company and the Executive want to amend the Employment Agreement to reflect the termination of the Split-Dollar Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby mutually agree as follows:

1. Paragraph 20 of the Employment Agreement is deleted in its entirety.

2. The Company and the Executive hereby ratify, approve and confirm the Employment Agreement as amended hereby.

IN WITNESS WHEREOF, the Company and the Executive have executed this instrument as an instrument under seal as of the day and year first above written.

Company:	BENTHOS, INC.

	By:	\s\ Ronald L. Marsiglio
Ronald L. Marsiglio, Chief Executive Officer and President

Executive:	\s\ Samuel O. Raymond
Samuel O. Raymond